UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2020

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure

On April 13, 2020, in connection with the offerings of the Notes (defined below), Burlington Stores, Inc. (the “Company”) issued a press release, providing an update related to actions it is taking in response to the store closures and other business disruptions resulting from regional and national efforts to slow the COVID-19 pandemic.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.Other Events

Update on COVID-19

The United States and other countries are experiencing a major global health pandemic related to the outbreak of a novel strain of coronavirus, COVID-19. Governmental authorities nationally and in affected regions are taking increasingly dramatic actions and mandating various restrictions in an effort to slow the spread of the virus, including travel restrictions, restrictions on public gatherings, “shelter at home” orders and advisories and quarantining of people who may have been exposed to the virus.

After close monitoring and taking into consideration the guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, we temporarily closed all store locations effective as of the end of business on March 22, 2020. We have also closed our buying and corporate offices, as well as our distribution centers (other than for sporadic processing of received inventory), and we have instituted “work from home” measures for our corporate associates. We committed to provide financial support to impacted store and distribution center associates for a two-week period. As it has become clear that our stores will remain closed for a significant additional period, we have temporarily furloughed most of our store and distribution center associates. It is currently expected that until a significant number of our stores reopen, our CEO will not take a salary and all other members of our senior executive team have agreed to reduce their salary by 50%.  All furloughed employees remain Company associates, with no change to their health benefits, which continue to be paid for by the Company, for associates who had been receiving health benefits through the Company. We are monitoring the situation, including governmental requirements and recommendations at the federal, state and local levels to evaluate when conditions might permit us to reopen stores; however, we have limited visibility as to when that might be, and extended closures are anticipated and may be required nationally, regionally or in specific locations. Further, depending on the extent and duration of the situation, we may be unable to open planned new stores on the expected terms or timing, or at all.

To preserve our financial liquidity, we have temporarily suspended our stock repurchase program, and on March 17, 2020, we borrowed $400 million under our ABL credit facility. We are continuing to carefully reduce inventory receipts and prudently manage working capital, including by delaying payables, cutting capital expenditures, working closely with landlords on the timing of rent payments and aggressively reducing operating expenses during this period of disruption.  In addition, finalization of annual incentive bonus payments related to Fiscal 2019 performance, as well as merit pay increases for Fiscal 2020, have been delayed to later in the fiscal year after the Company has more clarity regarding the impact of the outbreak of COVID-19.

Management believes that the Company currently has adequate liquidity to meet its medium-term needs prior to completion of the transaction contemplated by this offering memorandum. Taking into account the measures set forth above, upon receiving the proceeds from the contemplated transaction, management believes that the Company’s on-hand liquidity would enable the Company to continue to operate without revenue beyond Fiscal 2020, if necessary.

Given the unprecedented uncertainty of this situation, including the unknown duration and severity of the pandemic and the unknown overall impact on consumer demand, some or all of our plans as described above may change, and we are unable to forecast the full impact on our business; however, we now expect that impacts from the COVID-19 pandemic and the related economic disruption will have a material adverse impact on our business, consolidated results of operations, consolidated financial position and consolidated cash flows in Fiscal 2020.

Risk Factor Update

The Company’s risk factor disclosure in Part I, Item 1A of its Annual Report on Form 10-K is hereby supplemented as follows:

The current outbreak of the novel coronavirus, or COVID-19, has materially adversely impacted and disrupted, and is expected to continue to materially adversely impact and cause disruption to, our business, financial performance and condition, operating results, liquidity and cash flows. Further, the spread of the COVID-19 outbreak has caused severe disruptions in the U.S. and global economy and financial markets and could potentially create widespread business continuity issues of an as yet unknown magnitude and duration. Any future outbreak of any other highly infectious or contagious disease could have a similar impact.

In late 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19.

Governmental authorities nationally and in affected regions are taking increasingly dramatic actions and mandating various restrictions in an effort to slow the spread of the virus, including travel restrictions, restrictions on public gatherings, “shelter at home” orders and advisories and quarantining of people who may have been exposed to the virus. The outbreak of COVID-19 has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. Many experts predict that the outbreak will trigger a period of material global economic slowdown or a global recession.

The outbreak of COVID-19 has disrupted our business and has had a material adverse effect on our business, financial performance and condition, operating results, liquidity and cash flows, and will continue to materially adversely impact and cause disruption to our business, financial performance and condition, operating results, liquidity and cash flows. Factors that would negatively impact our ability to successfully operate during the current outbreak of COVID-19 or another pandemic include:

•	our ability to reopen stores in a timely manner, and our ability attract customers to our stores when we are able to reopen;
•	our ability to retain, and not furlough, corporate associates, to assist in the reopenings of our stores;
•	our ability to reinstate our furloughed store and distribution center associates;
•	our ability to enter into rent deferral arrangements with our landlords;
•	supply chain delays due to closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas;
•

our ability to move existing inventory, including potentially having to sell existing inventory at a discount or write-down the value of inventory, and the costs and expenses of updating and replacing inventory;

•	delays in, or our ability to complete, planned store openings on the expected terms or timing, or at all;
•	fluctuations in regional and local economies, including the impact on regional and local retail markets and consumer confidence and spending;
•	our ability to attract customers to our stores when, or if, they reopen, given the risks, or perceived risks, of gathering in public places;
•	our ability to delay merchandise and other payments to vendors;
•	our ability to pay associate compensation, including incentive compensation payments, in a timely manner, or at all;
•	our ability to continue to incentivize and retain associates, as well as our ability to preserve liquidity to be able to take advantage of market conditions when, or if, our stores reopen; and
•

difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities.

The extent of the impact of the outbreak of COVID-19 on our business, consolidated results of operations, consolidated financial position and consolidated cash flows, including any potential impairment or other fair value adjustments, will depend largely on future developments, including the duration and spread of the outbreak within the U.S., the related impact on consumer confidence and spending and when, or if, we will be able to resume normal operations, all of which are highly uncertain and cannot be predicted. Nevertheless, COVID-19 presents material uncertainty and risk with respect to our business, financial performance and condition, operating results, liquidity and cash flows. To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K, including, among others, those relating to our high level of indebtedness, our need to generate sufficient cash flows to service our indebtedness and our ability to comply with the covenants contained in the agreements that govern our indebtedness.

Notes Offerings

On April 13, 2020, the Company issued a press release announcing that the Company has commenced a private offering of $700 million aggregate principal amount of convertible senior notes due 2025 (the “Convertible Notes”), subject to market and other conditions. The Company also intends to grant to the initial purchasers of the Convertible Notes an option to purchase up to an additional $105 million aggregate principal amount of the Convertible Notes. The Company intends to use the net proceeds from the offering of the Convertible Notes for general corporate purposes. A copy of the press release is filed as Exhibit 99.2 hereto and incorporated by reference herein.

On April 13, 2020, the Company issued a press release announcing that its indirect wholly owned subsidiary, Burlington Coat Factory Warehouse Corporation (“BCFWC”), has commenced a private offering of $300 million aggregate principal amount of senior secured notes due 2025 (the “Secured Notes” and, together with the Convertible Notes, the “Notes”), subject to market and other conditions. The Secured Notes will be guaranteed by the same parent entities and subsidiaries of BCFWC that guarantee, and will be secured by the same collateral as, BCFWC’s senior secured term loan facility. BCFWC intends to use the net proceeds from the offering of the Secured Notes for general corporate purposes. A copy of the press release is filed as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 13, 2020, providing an operational update with respect to COVID-19
99.2	Press release, dated April 13, 2020, announcing the launch of the Convertible Senior Notes due 2025
99.3	Press release, dated April 13, 2020, announcing the launch of the Senior Secured Notes due 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ David Glick
David Glick Senior Vice President of Investor Relations and Treasurer

Date: April 13, 2020